UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 28, 2005

PLUM CREEK TIMBER COMPANY, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	1-10239	91-1912863
(State of Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification No.)

999 Third Avenue, Suite 4300 Seattle, Washington	98104-4096
(Address of Principal Executive Offices)	(Zip Code)

     (206) 467-3600
     Registrant’s Telephone Number, including area code

Section 1.  Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On March 28, 2005, Plum Creek Timberlands, L.P., a wholly owned subsidiary of Plum Creek Timber Company, Inc., entered into two real estate purchase and sale agreements with Soterra LLC, a subsidiary of Greif, Inc., to purchase approximately 56,000 acres of timberland in the state of Florida and certain parcels located in the states of Georgia and Alabama, subject to customary closing conditions for transactions of this type. The transaction is valued at approximately $90 million, subject to closing adjustments, and is expected to close in several phases over the next eighteen months.

Section 9.  Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(c) Exhibits. The following exhibits are filed with this document:

Exhibit No.

2.1	Real Estate Purchase and Sale Agreement between Plum Creek Timberlands, L.P., a wholly owned subsidiary of Plum Creek Timber Company, Inc., and Soterra LLC, a subsidiary of Greif, Inc., dated March 28, 2005.

2.2	Real Estate Purchase and Sale Agreement between Plum Creek Timberlands, L.P., a wholly owned subsidiary of Plum Creek Timber Company, Inc., and Soterra LLC, a subsidiary of Greif, Inc., dated March 28, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLUM CREEK TIMBER COMPANY, INC.

By: /s/ James A. Kraft
JAMES A. KRAFT
Senior Vice President, General Counsel and
Secretary

DATED: April 1, 2005

PLUM CREEK TIMBER COMPANY, INC.

Exhibit Index

Exhibit No.

2.1	Real Estate Purchase and Sale Agreement between Plum Creek Timberlands, L.P., a wholly owned subsidiary of Plum Creek Timber Company, Inc., and Soterra LLC, a subsidiary of Greif, Inc., dated March 28, 2005.
2.2	Real Estate Purchase and Sale Agreement between Plum Creek Timberlands, L.P., a wholly owned subsidiary of Plum Creek Timber Company, Inc., and Soterra LLC, a subsidiary of Greif, Inc., dated March 28, 2005.